                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          Cabot Oil & Gas Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

[CABOT OIL & GAS CORPORATION LOGO]
                                                                  March 31, 1995

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Oil & Gas Corporation to be held on Thursday, May 18, 1995 at 10:00 a.m. at the Ritz-Carlton, Houston, Texas.

     The attached Notice of Annual Meeting and Proxy Statement cover the formal business of the meeting. To better acquaint you with the directors, the Proxy Statement contains biographical information of each nominee and each director continuing in office.

     A report on the operations of the Company and its plans will be presented at the meeting. In addition, directors and officers of the Company will be present to respond to your questions.

     Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.

                                            Sincerely,

                                        /s/ JOHN H. LOLLAR
                                            JOHN H. LOLLAR
                                            Chairman of the Board,
                                            Chief Executive Officer
                                            and President

                          CABOT OIL & GAS CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 1995

     The Annual Meeting of Stockholders of Cabot Oil & Gas Corporation (the "Company"), a Delaware corporation, will be held in The Colonnade Salon, The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas 77027, on Thursday, May 18, 1995 at 10:00 a.m., for the following purposes:

          1. To elect four persons to the Board of Directors of the Company.

          2. To approve an amendment to the Company's Incentive Stock Option
     Plan.

          3. To ratify the appointment of the firm of Coopers & Lybrand L.L.P., independent certified public accountants, as auditors of the Company for its 1995 fiscal year.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record of the Class A Common Stock and the 6% Convertible Redeemable Preferred Stock at the close of business on March 20, 1995 are entitled to receive notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

     Stockholders who do not expect to be present at the Annual Meeting are urged to complete, date, sign and return the accompanying proxy in the enclosed, self-addressed envelope requiring no postage if mailed in the United States. You may still vote in person if you decide to attend the Annual Meeting.

     It is important that your shares be voted at the Annual Meeting. Please exercise your right to vote and return a completed form of proxy at your earliest convenience.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                      /s/ MOLLY S. WILLIAMS
                                          MOLLY S. WILLIAMS
                                          Secretary

Houston, Texas
March 31, 1995

                          CABOT OIL & GAS CORPORATION
                              15375 MEMORIAL DRIVE
                              HOUSTON, TEXAS 77079

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 1995

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cabot Oil & Gas Corporation (the "Company") of proxies for use at its 1995 Annual Meeting of Stockholders or any adjournment thereof (the "Annual Meeting") to be held at the Ritz-Carlton, Houston, Texas, on Thursday, May 18, 1995, at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. You may revoke your proxy at any time prior to its use by a written communication to Ms. Molly S. Williams, Secretary of the Company, or by a duly executed proxy bearing a later date.

     Stockholders attending the Annual Meeting may vote their shares in person even though they have already executed a proxy. Properly executed proxies not revoked will be voted in accordance with the specifications thereon at the Annual Meeting and at any adjournment thereof. Proxies on which no voting instructions are indicated will be voted for the election of the nominees for directors, for approval of an amendment to the Incentive Stock Option Plan, for ratification of the appointment of Coopers & Lybrand L.L.P., independent certified public accountants, as auditors of the Company for its 1995 fiscal year and in the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting.

     Only holders of record of the Company's Class A Common Stock, par value $.10 per share ("Common Stock") and the Company's 6% Convertible Redeemable Preferred Stock ("6% Preferred Stock") as of the close of business on March 20, 1995 are entitled to vote at the Annual Meeting. As of that date, the Company had outstanding and entitled to vote 22,773,505 shares of Common Stock and 1,134,000 shares of 6% Preferred Stock. Each share of Common Stock is entitled to one vote per share and each share of the 6% Preferred Stock is entitled to
1.739 votes per share. There is no provision for cumulative voting. A quorum for the consideration of business at the Annual Meeting consists of a majority of all outstanding shares of stock entitled to vote at the Annual Meeting. This Proxy Statement and form of Proxy are being first sent or given to security holders on March 31, 1995.

     In accordance with Delaware law, a stockholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. Abstentions from proposals are treated as votes against the particular proposal. Broker non-votes on proposals are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote.

                                  PROPOSAL I.
                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes of directors serving staggered three-year terms. Robert F. Bailey, John G.L. Cabot, William H. Knoell and C. Wayne Nance have been nominated for election at the Annual Meeting for terms of three years, each to hold office until the expiration of his term in 1998 and until his successor shall have been elected and shall have qualified.

     It is the intention of the persons named in the enclosed form of proxy to vote such proxies for the election of Messrs. Bailey, Cabot, Knoell and Nance for terms of three years. If any one of the nominees is not so available at the time of the Annual Meeting to serve, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, in the event no such designation is made by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than the number of nominees set forth below.

CERTAIN INFORMATION REGARDING NOMINEES AND DIRECTORS

     Set forth below, as of March 1, 1995, for each director that will continue to serve after the Annual Meeting and for each nominee for election as a director of the Company, is information regarding his age, position(s) with the Company, membership on committees of the Board of Directors, the period during which he has served as a director and term of office, his business experience during at least the past five years, and other directorships currently held by him.

     ROBERT F. BAILEY
     Age:  62
     Committee Membership: Audit, Safety and Environmental Affairs Director Since: 1994
     Term of Office Expires:  1995 (Nominee for Director)
     Business Experience:
          Trans Republic Energy, L.P.
            President - 1992 to present
          Alta Energy Corporation
            President - prior to 1992
     Other Directorships:
          Washington Energy Company
          Texas Commerce Bank - Midland

     SAMUEL W. BODMAN
     Age:  56
     Committee Membership:  Compensation, Nominations
     Director Since:  1989
     Term of Office Expires:  1996
     Business Experience:
          Cabot Corporation:
            Chairman of the Board - October 1988 to present
            President - February 1991 to present,
                      January 1987 to October 1988
            Chief Executive Officer - February 1988 to present
     Other Directorships:
          Cabot Corporation
          John Hancock Mutual Life Insurance Company
          Westvaco Corporation
          Security Capital Group Incorporated

     HENRY O. BOSWELL
     Age:  65
     Committee Membership:  Audit, Compensation
     Director Since:  1991
     Term of Office Expires:  1997
     Business Experience:
          Retired since 1987
          Amoco Production Company
            President - 1983 to October 1987
          Amoco Corporation
            Director - 1983 to October 1987
          Amoco Canada Petroleum Ltd.
            Chairman of the Board - 1983 to October 1987
     Other Directorships:
          ServiceMaster Management Corporation
          Rowan Companies, Inc.

     JOHN G.L. CABOT
     Age:  60
     Committee Memberships: Nominations, Safety and Environmental Affairs Director Since: 1989
     Term of Office Expires:  1995 (Nominee for Director)
     Business Experience:
          Cabot Corporation:
            Chief Financial Officer - October 1992 to present
            Vice Chairman of the Board - October 1988 to present
     Other Directorships:
          Cabot Corporation
          Eaton Vance Corp.
          KN Energy, Inc. (Advisory Director)

     WILLIAM R. ESLER
     Age:  69
     Committee Membership:  Audit, Safety and Environmental Affairs
     Director Since:  1992
     Term of Office Expires:  1997
     Business Experience:
          Retired since February 1991
          Southwestern Public Service Company
            Chairman of the Board and Chief Executive Officer - July 1989 to
              February 1991
            President and Chief Executive Officer - January 1989 to July 1989 President and Chief Operating Officer - 1985 to July 1989 Director - 1985 to 1992
          Utility Engineering Corporation
            Chairman of the Board - 1989 to 1991

     WILLIAM H. KNOELL
     Age:  70
     Committee Membership:  Audit, Safety and Environmental Affairs
     Director Since:  1990
     Term of Office Expires:  1995 (Nominee for Director)
     Business Experience:
          Retired since September 1989
          Cyclops Industries, Inc.
            Chairman, President and Chief Executive Officer - 1987 to September
              1989
            Director until April 1992
     Other Directorships:
            DQE
            Duquesne Light Company

     JOHN H. LOLLAR
     Age:  56
     Director Since:  1992
     Term of Office Expires:  1996
     Business Experience:
          Cabot Oil & Gas Corporation
            Chairman of the Board and
            Chief Executive Officer - January 1993 to present
            President and Chief Operating Officer - October 1992 to present Transco Exploration and Production Company
            President and Chief Operating Officer - 1982 to 1992
     Other Directorships:
          Inspectorate PLC

     CARL M. MUELLER
     Age:  74
     Committee Membership: Compensation, Safety and Environmental Affairs Director Since: 1990
     Term of Office Expires:  1996
     Business Experience:
          Retired since June 1985
          Bankers Trust New York Corporation and Bankers Trust Company
            Vice Chairman of the Board - 1977 to June 1985
     Other Directorships:
          Teltrend, Inc.
          AEA Investors, Inc.
          BT Capital Corporation
          P. Leiner, Inc.

     C. WAYNE NANCE
     Age:  63
     Committee Memberships:  Compensation, Nominations
     Director Since: 1992
     Term of Office Expires:  1995 (Nominee for Director)
     Business Experience:
         C. Wayne Nance & Associates, Inc. (petroleum consulting and investments)
            President - July 1989 to present
         The Mitchell Group
           Senior Vice President - July 1989 to present
         Tenneco Oil Company
           Retired - July 1989
           President - March 1987 to July 1989
     Other Directorships:
         Matador Petroleum Corporation
         D.I. Industries Inc.

     CHARLES P. SIESS, JR.
     Age:  68
     Committee Memberships:  Audit, Safety and Environmental Affairs
     Director Since:  1989
     Term of Office Expires:  1997
     Business Experience:
         Bridas S.A.P.I.C. Oil Exploration
            Consultant and Acting General Manager - January 1993 to January 1994 Cabot Oil & Gas Corporation
            Retired in December 1992
            Chairman of the Board and Chief Executive Officer - December 1989 to
              December 1992
     Other Directorships:
         Cabot Corporation
         CAMCO, Inc.
         Rowan Companies, Inc.

     WILLIAM P. VITITOE
     Age:  56
     Committee Memberships:  Compensation, Nominations
     Term of Office Expires:  1996
     Business Experience:
         Washington Energy Company
            Chairman of the Board, Chief Executive Officer and
              President - January 1994 - Present
         ANR Pipeline
            President, Chief Executive Officer - October 1990 - December 1993 AIT Enterprise Group
            President - July 1989 - October 1990.
     Other Directorships:
         Washington Energy Company
         Comerica Bank
         Michigan Mutual/Amerisure

INFORMATION ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors held eight meetings during the year ended December 31, 1994. The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominations Committee and the Safety and Environmental Affairs Committee. Membership on each committee is listed above. All standing committees are composed entirely of nonemployee directors.

     The Audit Committee annually recommends the independent public accountants to be appointed by the Board of Directors as auditor of the Company and its subsidiaries; the committee also reviews the arrangements for and the results of the auditor's examination of the Company's books and records, internal accounting control procedures, and the activities and recommendations of the Company's internal auditors. It reports to the Board of Directors on Audit Committee activities and makes such investigations as it deems appropriate. The Audit Committee held three meetings during 1994.

     The Compensation Committee determines the salaries, bonuses and other remuneration of the Company's officers who are also directors, reviews and approves the salaries, bonuses and other remuneration of all other executive officers, and determines the aggregate amount of bonuses and other incentives to be paid pursuant to the Company's incentive compensation program. It administers the Company's Annual Target Cash Incentive Plan, 1994 Long-Term Incentive Compensation Plan, Incentive Stock Option Plan and supplemental retirement plans, including the adoption of the rules and regulations therefor and the determination of awards. It also makes recommendations to the Board of Directors with respect to the Company's compensation policy. The Compensation Committee held four meetings during 1994.

     The Nominations Committee considers and proposes nominees for membership on the Board of Directors, including nominations made by stockholders, reviews the composition of the Board of Directors and makes recommendations to the Board of Directors concerning corporate governance. Any stockholder desiring to make a nomination to the Board of Directors should submit such nomination for consideration by the Nominations Committee, including such nominee's qualifications, to Ms. Molly S. Williams, Secretary, Cabot Oil & Gas Corporation, 15375 Memorial Drive, Houston, Texas 77079 not less than 30 days nor more than 60 days prior to the 1996 Annual Meeting. The Nominations Committee held two meetings during 1994.

     The Safety and Environmental Affairs Committee reviews the Company's safety and environmental management programs and major hazard analyses. It also reviews the nature of and extent of Company spending from time to time for safety and environmental compliance. It further consults with outside and internal advisors of the Company regarding the management of the Company's safety and environmental programs. The Safety and Environmental Affairs Committee held two meetings during 1994.

     All directors attended 75% or more of the meetings of the Board of Directors and of the committees held while they were members during 1994.

DIRECTOR'S COMPENSATION

     Directors who are not employees of the Company were compensated during 1994 by the payment of a quarterly cash fee of $4,000, plus $1,000 for attendance by them at each Board meeting and $500 for attendance at each meeting of a committee of which they are a member. Committee chairmen received an additional fee of $500 per quarter. Directors are further compensated $500 for attendance at business meetings when so requested by the Chairman of the Board of Directors.

     Nonemployee directors also received nondiscretionary automatic grants of nonqualified options to purchase 10,000 shares of the Common Stock at a price equal to 100% of the fair market value on the date first elected to the Board of Directors under either the 1990 Nonemployee Director Stock Option Plan or the 1994 Nonemployee Director Stock Option Plan. Messrs. Bodman, Cabot and Siess (nonemployee directors who did not receive an option upon the date first elected to the Board of Directors) each received a nondiscretionary automatic grant of nonqualified options to purchase 10,000 shares of Common Stock on December 17, 1993. In addition, under the 1994 Nonemployee Director Stock Option Plan, nonemployee directors will also receive a nondiscretionary automatic grant of a nonqualified option to purchase an additional 5,000 shares of Common Stock upon reelection to a new term of office. Directors who are employees of the

Company receive no additional compensation for their duties as directors. All directors were also reimbursed for travel expenses incurred for attending all Board and committee meetings.

                                  PROPOSAL II.
           APPROVAL OF FIRST AMENDMENT TO INCENTIVE STOCK OPTION PLAN

     The Board of Directors has adopted, subject to stockholder approval, a First Amendment (the "Amendment") to the Incentive Stock Option Plan of Cabot Oil & Gas Corporation (the "Stock Option Plan"). A copy of the Amendment is attached hereto as Exhibit A and is incorporated herein by reference. The Stock Option Plan was adopted in January 1990 in connection with the Company's initial public offering. The Stock Option Plan was intended as an incentive to retain key executives and other selected employees of the Company and to reward them for making contributions to the success of the Company. The Stock Option Plan provides for stock options with respect to a total of 1,000,000 shares of Common Stock. As of December 31, 1994 options to purchase a total of 608,075 shares were outstanding under the Stock Option Plan, 395,905 of which are currently exercisable. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors. In 1993, the Board of Directors adopted, and the stockholders approved in May 1994, the 1994 Long-Term Incentive Plan ("1994 Plan"). Due to the adoption of the 1994 Plan, no further stock options will be granted under the Stock Option Plan. There are, therefore, no new plan benefits that will be received by or allocated to individuals eligible to participate in the Stock Option Plan.

     The Amendment is intended to conform the provision of the Stock Option Plan with regard to termination of employment to the provision on termination of employment included in the 1994 Plan. The Amendment would allow the Compensation Committee, in its discretion, to provide for an extension of the exercisability of a stock award set forth in the agreement covering such award, accelerate the vesting or exercisability of a stock option award, eliminate or waive certain restrictions or otherwise amend or modify a stock option award in any manner that is either (i) not adverse to the participant or (ii) consented to by such participant. By conforming the provisions of the Stock Option Plan and the 1994 Plan on termination of employment, the Compensation Committee would be able to deal with all options of a terminating employee in a consistent manner.

     Approval of the amendment to the Incentive Stock Option Plan will require the affirmative vote of a majority of the shares of Common Stock and the 6% Preferred Stock voting on the proposal.

     For this purpose, abstentions will be counted as votes against and broker non-votes will not be treated as voting on the proposal. The persons named on the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the approval of the Amendment.

                                 PROPOSAL III.
                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, upon recommendation by the Audit Committee, has approved and recommended the appointment of Coopers & Lybrand L.L.P., independent public accountants, as auditors to examine the Company's financial statements for 1995. Neither such firm nor any of its associates has any relationship with the Company except in their capacity as auditors. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the designation of Coopers & Lybrand L.L.P. as auditors of the Company.

     A representative of Coopers & Lybrand L.L.P. is expected to attend the Annual Meeting and to be available to respond to appropriate questions raised during the Annual Meeting. The representative will also have an opportunity to make a statement during the meeting if the representative so desires.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes annual and long-term compensation paid to the Company's Chief Executive Officer and the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as of December 31, 1994 for all services rendered to the Company and its subsidiaries during each of the last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                              ANNUAL COMPENSATION            COMPENSATION
                                       ----------------------------------    ------------
                                                                               AWARDS
                                                                OTHER        ------------
                                                                ANNUAL        SECURITIES      ALL OTHER
           NAME AND                    SALARY      BONUS     COMPENSATION     UNDERLYING     COMPENSATION
      PRINCIPAL POSITION       YEAR      ($)      ($)(1)        ($)(2)        OPTIONS(#)        ($)(3)
      ------------------       ----    -------    -------    ------------    ------------    ------------
J. H. Lollar                   1994    370,883          0       14,766          30,000           9,240
  Chairman of the              1993    350,000    120,000        5,764          28,000           8,994
  Board and CEO                1992     86,558    275,000          835          60,000           3,462

J. U. Clarke (4)               1994    233,333          0       21,121(5)       10,500           9,240
  Executive Vice               1993     85,228    200,000          561          30,000           3,000
  President, Chief             1992          0          0            0               0               0
  Financial Officer

H. B. Whitehead                1994    161,833          0        1,288           8,000(8)        8,273
  Vice President --            1993    144,500     45,000       44,310(6)        8,000           7,380
  Regional Manager             1992    137,000     32,000       12,079(7)       13,400           5,480

K. O. Kuwitzky(9)              1994    161,111          0        1,312          22,500           6,444
  Vice President --            1993          0          0            0               0               0
  Marketing                    1992          0          0            0               0               0

C. P. Cook                     1994    152,283          0        3,060           6,000(12)       7,571
  Vice President --            1993    147,750     35,000       11,174(10)       7,000           7,510
  Regional Manager             1992    143,000     32,000       28,648(11)      13,400           5,720

---------------
 (1) No bonuses were paid to the Chief Executive Officer or the four most highly compensated executive officers in 1994. See "Compensation Committee
     Report -- Executive Compensation Annual Incentive Bonus." Mr. Lollar's 1992 bonus included $250,000 paid upon commencement of employment with the Company in October 1992. Mr. Clarke's 1993 bonus included $150,000 paid upon commencement of employment with the Company in August 1993.

 (2) Unless otherwise indicated, the amount in this column represents premiums paid on and a tax gross-up for imputed income on executive term life insurance.

 (3) The amounts in this column represent the Company's contribution to the 401(k) plan on behalf of the named executive officer.

 (4) Resigned from the Company effective February 1, 1995. See "Severance Arrangements."

 (5) Represents $1,762 for premiums paid on and a tax gross-up for imputed income on executive term life insurance and $19,359 tax gross-up on a sign-on bonus paid in 1993.

 (6) Represents $400 for premiums paid on and a tax gross-up for imputed income on executive term life insurance and $43,910 tax gross-up for relocation expenses.

 (7) Represents $662 for premiums paid on and a tax gross-up for imputed income on executive term life insurance and $11,417 (the equivalent of one month's salary) as a relocation allowance.

 (8) No restricted stock awards were made during the years reported. However, in connection with the Company's initial public offering, Mr. Whitehead purchased 3,125 shares of restricted stock in February 1990, all of which are still held. The market value (net of the purchase price) of such shares at December 31, 1994 was $20,312.00.
(Footnotes continued on next page)

 (9) Mr. Kuwitzky's employment with the Company was terminated effective March 9, 1995 due to a Company-wide reduction in force program. See "Severance Arrangements."

(10) Represents $1,145 for premiums paid on and a tax gross-up for imputed income on executive term life insurance and $10,029 tax gross-up for relocation expenses.

(11) Represents $1,732 for premiums paid on and a tax gross-up for imputed income on executive term life insurance, $11,916 (the equivalent of one month's salary) as a relocation allowance and $15,000 tax gross-up for relocation expenses.

(12) No restricted stock awards were made during the years reported. However, in connection with the Company's initial public offering, Mr. Cook purchased 12,500 shares of restricted stock in February 1990, all of which are still held. The market value (net of the purchase price) of such shares at December 31, 1994 was $81,250.00.

OPTION GRANTS IN LAST FISCAL YEAR

     Set forth below is supplemental information relating to the Company's grants of options during 1994 to the executive officers named in the preceding Summary Compensation Table, including the relative size of each grant, and each grant's exercise price and expiration date. Also included is information relating to the potential realizable value of the options granted, based upon assumed annualized stock value appreciation rates. Neither the option values reflected in the table nor the assumptions utilized in arriving at the values should be considered indicative of future stock performance.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                INDIVIDUAL GRANTS                                         VALUE AT ASSUMED
                  ---------------------------------------------                           ANNUAL RATES OF
                    NUMBER OF       PERCENT OF                                              STOCK PRICE
                   SECURITIES      TOTAL OPTIONS                                          APPRECIATION FOR
                   UNDERLYING       GRANTED TO      EXERCISE OF                             OPTION TERM
                     OPTIONS       EMPLOYEES IN     BASE PRICE         EXPIRATION       --------------------
       NAME       GRANTED(#)(1)     FISCAL YEAR      ($/SH)(2)          DATE(3)          5%($)       10%($)
       ----       -------------    -------------    -----------    ------------------   -------      -------
J. H. Lollar......     30,000(4)       13.4%          $ 20.44         May 20, 1999      169,415(6)   374,365(8)
J. U. Clarke......     10,500(4)        4.7%          $ 20.44         May 20, 1999       59,295(6)   131,028(8)
H. B. Whitehead...      8,000(4)        3.6%          $ 20.44         May 20, 1999       45,177(6)    99,830(8)
K. O. Kuwitzky....     15,000(5)       10.0%          $ 21.13      February 23, 2004    198,664(7)   504,458(9)
                        7,500                         $ 20.44         May 20, 1999       42,354(6)    93,591(8)
C. P. Cook........      6,000(4)        2.7%          $ 20.44         May 20, 1999       33,883(6)    74,873(8)

---------------

(1) There were no adjustments or amendments during 1994 to the exercise price of stock options previously awarded to any of the named executive officers.

(2) Based on the average of the high and low trading price per share of the Company's common stock on the date of grant, as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System.

(3) The options permit the exercise price to be paid in cash or by tendering shares of Common Stock. The options permit the withholding of shares, at the discretion of the Compensation Committee, to satisfy tax obligations.

(4) 33 1/3% of such options become exercisable on the first anniversary of the date of grant (May 20, 1994) and the remaining 66 2/3% of such option becomes exercisable in 33 1/3% increments on each of the next two anniversary dates of the date of grant. Mr. Clarke's options were forfeited upon his resignation on February 1, 1995.

(5) Of the 15,000 subject to the first grant 25% of such options became exercisable on the first anniversary of the date of grant (February 23, 1994) and the remaining 75% becomes exercisable in 25% increments on each of the next three anniversaries of such date. The remaining 7,500 are subject to the terms of (4) above. 18,750 of Mr. Kuwitzky's options were forfeited upon his termination on March 9, 1995.

(6) The stock price required to produce this value is $26.09 and would produce a corresponding $128,598,758 increase in total stockholder value based upon 22,772,934 shares of Common Stock outstanding on March 1, 1995.

(7) The stock price required to produce this value is $34.37 and would produce a corresponding $301,610,810 increase in total stockholder value based upon 22,772,934 shares of Common Stock outstanding on March 1, 1995.

(8) The stock price required to produce this value is $32.92 and would produce a corresponding $284,178,889 increase in total stockholder value based upon 22,772,934 shares of Common Stock outstanding on March 1, 1995.

(9) The stock price required to produce this value is $54.80 and would produce a corresponding $165,853,770 increase in total stockholder value based upon 22,772,934 shares of Common Stock outstanding on March 1, 1995.

AGGREGATED FY-END OPTION VALUES

     Set forth below is supplemental information relating to the number and intrinsic value of stock options held at December 31, 1994 ("FY-End"), by the executive officers named in the preceding Summary Compensation Table. Year-end values are based on the Company's stock price at December 31, 1994, do not reflect the actual amounts, if any, which may be realized upon the future exercise of remaining stock options, and should not be considered indicative of future stock performance. No options were exercised by the individuals named in the Summary Compensation Table during 1994.

                        AGGREGATED FY-END OPTION VALUES

                                                           NUMBER OF
                                                          SECURITIES               VALUE OF
                                                          UNDERLYING              UNEXERCISED
                                                          UNEXERCISED            IN-THE-MONEY
                                                     OPTIONS AT FY-END (#)   OPTIONS AT FY-END ($)
                                                     ---------------------   ---------------------
                                                         EXERCISABLE/            EXERCISABLE/
                         NAME                            UNEXERCISABLE         UNEXERCISABLE(1)
                         ----                        ---------------------   ---------------------
    J. H. Lollar...................................      41,200/76,800            -0-/-0-
    J. U. Clarke (2)...............................       7,500/33,000            -0-/-0-
    H. B. Whitehead................................      23,240/19,160          $ 10,050/$6,700
    K. O. Kuwitzky (2).............................       3,750/18,750            -0-/-0-
    C. P. Cook.....................................      25,840/15,560          $ 10,000/$6,750

---------------

(1) A stock option is considered to be "in-the-money" if the price of the related stock is higher than the exercise price of the option. The closing market price of the Common Stock was $14.50 per share as reported on the New York Stock Exchange, Inc. Composite Transaction Reporting System for December 31, 1994.

(2) All of Mr. Clarke's and Mr. Kuwitzky's unexercisable options were forfeited upon termination.

LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR.

     Shown below is information with respect to long term incentive awards made to the executive officers named in the Summary Compensation Table.

             LONG TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                                                       ESTIMATED FUTURE
                                                                PERFORMANCE OR     PAYOUTS UNDER NON-STOCK
                                          NUMBER OF SHARES,   OTHER PERIOD UNTIL      PRICE-BASED PLANS
                                           UNITS OR OTHER       MATURATION OR      ------------------------
                   NAME                       RIGHTS(1)           PAYOUT(2)        TARGET (#)   MAXIMUM (#
                   ----                  ------------------   ------------------   ----------   -----------
J. H. Lollar..............................       10,000             3 Years          10,000        15,000
J. U. Clarke..............................        3,500             3 Years           3,500         5,250
H. B. Whitehead...........................        3,000             3 Years           3,000         4,500
K. O. Kuwitzky............................        2,500             3 Years           2,500         3,750
C. P. Cook................................        2,000             3 Years           2,500         3,750

---------------

(1) Performance shares were awarded under the 1994 Long-Term Incentive Plan. Each performance share represents the right to receive, after the end of the performance period, from 0% to 150% of a share of Common Stock, based on the Company's performance. The performance criteria that determines the number of shares of Common Stock of the Company issued per performance share is the relative total shareholder return on the Company's Common Stock as compared to the total shareholder return on the common equity of each company in a specified comparator group of 13 companies. For this purpose, total shareholder return is expressed as a percentage equal to common stock price appreciation as averaged for the first and last month of the performance period plus dividends (on a cumulative reinvested basis). After the end of each performance period, the Company will issue shares in respect to such performance share award for such period based on the relative ranking of the Company versus the comparator group for total shareholder return during the performance period, using a specified scale. See "Compensation Committee Report on Executive Compensation -- Long Term Incentives".

(2) The performance period began to run on July 1, 1994 and will end on June 30, 1997. Unless otherwise determined by the Compensation Committee, if a participant's employment terminates prior to the end of a Performance Period, no shares of Common Stock shall be issued to such participant. Due to their separation from the Company, no shares will be issued to Mr. Clarke or Mr. Kuwitzky.

PENSION PLAN TABLE

     Company employees are covered by the Company's Pension Plan (the "Pension Plan"), a noncontributory defined benefit pension plan that provides benefits based generally upon the employee's compensation levels during the last years of employment. In addition, the Company has entered into agreements to supplement the benefits payable to certain officers to the extent benefits under the Pension Plan are limited by provisions of the Internal Revenue Code of 1986, as amended (the "Code") or the Employee Retirement Income Security Act of 1974, as amended. The following table sets forth estimated annual benefits payable for eligible employees (including executive officers) who retire at age 65 under the Pension Plan (and, where applicable, such supplemental agreements) for specified earnings and years of service classification. Amounts shown are for employees (including all persons listed in the Summary Compensation Table) who were not "grandfathered" under the Pension Plan (based on years of service and age) as of September 30, 1988.

                               PENSION PLAN TABLE

                                                                   YEARS OF SERVICE
                                               --------------------------------------------------------
REMUNERATION                                      15          20          25          30          35
------------                                   --------    --------    --------    --------    --------
 125,000.....................................    26,666      35,555      44,444      53,333      62,221
 150,000.....................................    32,291      43,055      53,819      64,583      75,346
 175,000.....................................    37,916      50,555      63,194      76,833      88,471
 200,000.....................................    43,541      58,055      72,569      87,083     101,596
 225,000.....................................    49,166      65,555      81,944      98,333     114,721
 250,000.....................................    54,791      73,055      91,319     109,583     127,846
 275,000.....................................    60,416      80,555     100,694     120,833     140,971
 300,000.....................................    66,041      88,055     110,069     132,083     154,096
 400,000.....................................    88,541     118,055     147,569     177,083     206,596
 450,000.....................................    99,791     133,055     166,319     199,583     232,846
 500,000.....................................   111,041     148,055     185,069     222,083     259,096
 600,000.....................................   133,541     178,055     222,569     267,083     311,596

     Compensation under the Pension Plan generally consists of base salary and any short-term incentive payments. The Pension Plan provides for full vesting after five years of service. Benefits are payable for the life of the employee on a single-life annuity basis and are not subject to any deductions for Social Security or other offset amounts. Covered compensation under the Pension Plan in 1994 for the executive officers named in the Summary Compensation Table is the amounts under the "Salary" and "Bonus" columns set forth in such table. The Company provides Mr. Lollar supplemental pension benefits by granting one month's additional service credit for each month of actual service. For purposes of the Pension Plan, including Mr. Lollar's supplemental pension benefits, Messrs. Lollar, Clarke, Whitehead, Kuwitzky and Cook had 3.33, 1.33, 14.25, 0.80 and 10.00 years of credited service, respectively, as of December 31, 1994. Mr. Clarke's and Mr. Kuwitzky's participation in the Company's Pension Plan terminated unvested upon each of their separations from the Company.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

     The Compensation Committee of the Company's Board of Directors ("the Committee") is comprised of five disinterested, non-employee directors. The Committee has responsibility for determining the salaries, incentive compensation and other remuneration of the officers of the Company who are also directors and for reviewing and approving the salaries, incentive compensation and other remuneration of all other officers of the Company. The Committee also approves the design of the Company's compensation and benefit plans.

     The foundation of the executive compensation program is based on principles designed to align compensation with business strategy, to create value for the stockholders and to support a performance-based culture throughout the Company. Consistent with these principles, the Committee's compensation policy for executive officers, including the executive officers named in the foregoing tables, is to:

     - Tie total executive compensation to the performance of the Company, providing both reward and penalty based on the Company's performance compared to its peers and individual performance.

     - Comprise a significant amount of the compensation as long-term, at-risk pay to focus management on the long-term interests of the stockholders.

     - Tie the at-risk components of pay primarily to equity-based opportunities to encourage a personal proprietary interest in the Company and to align executives' interests with those of stockholders. The Committee believes this promotes a continuing focus on building stockholder value and profitability.

     - Enhance the Company's ability to attract, retain and encourage the development of exceptionally knowledgeable and experienced executives upon whom, in large part, the successful operation and management of the Company depends.

     The Committee also believes that executive compensation should be subject to objective scrutiny. Consequently, the Committee retains the services of an independent consultant, who on a regular basis evaluates the compensation programs and practices for the Company's executive officers against a competitive industry peer group.

COMPONENTS OF COMPENSATION

     The Committee relates total compensation levels for the Company's senior executives to the compensation paid to executives of a peer group of companies. This peer group consists of companies that are in the same industry and are considered by the Committee to be direct competitors for investment dollars in the energy sector of the market. The Committee reviews and approves the selection of the peer companies used for compensation comparison purposes. Currently, the peer group is made up of twelve (12) companies.

     The companies chosen for the peer comparator group used for compensation purposes generally are not the same companies which comprise the Dow Jones Secondary Oil's Index in the Performance Graph included in this proxy statement. The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies included in the Dow Jones Secondary Oil's Index used for comparing stockholder returns.

     The key elements of the Company's executive compensation program are base salary, annual incentive bonus and long-term incentives. These key elements are addressed separately below. In determining each component of compensation, the Compensation Committee considers competitive data from the comparator group of companies for each component of pay and the overall value of the total compensation package. The Committee believes that the total compensation package should be competitive and targeted at the median level of compensation for the comparator group but that superior performance should reflect a corresponding increase in value for short and long term incentives.

BASE SALARIES

     The Compensation Committee reviews each executive's base salary annually. Base salaries are targeted at market levels and are adjusted by the Committee to recognize varying levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Base salaries in 1994 for the executive officers named in the Summary Compensation Table as a group were at, or near, the 50th percentile of the predicted competitive market base salary for similar positions in the peer comparator group. Increases to base salaries are driven primarily by individual performance.

     As reflected in the Summary Compensation Table, Mr. Lollar's base salary for 1994 increased by seven percent to reflect his performance and the external market for his position.

ANNUAL INCENTIVE BONUS

     The Annual Target Cash Incentive Plan promotes the Company's pay-for-performance philosophy by providing executives with direct financial incentives in the form of annual cash bonuses to achieve corporate business goals and individual performance goals. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals.

     A bonus pool is generated under the Annual Target Cash Incentive Plan when the Company has met pre-determined performance goals which measure the Company's success. These goals are approved by the Board of Directors each year in conjunction with its approval of the Company's operating and capital spending plans. Goals are set for finding costs, reserve additions, produced volumes, operating cash flow, economic value added and other discretionary objectives. A weighting factor is established for such goals with equal weight given to financial performance criteria (50%) and operating measurement criteria (50%). If a bonus pool is generated based upon achievement of the established Company goals, executives earn bonuses to the extent pre-established individual performance goals are achieved.

     Individual targets are set at market levels which are considered by the Compensation Committee to be appropriate, based upon corporate and individual performance. The Company did not achieve the pre-determined performance goals in 1994 and therefore no bonuses were paid to executives.

LONG TERM INCENTIVES

     The Company uses two types of awards to provide long term incentives to executives: stock options and performance shares. The Committee places greater emphasis on stock options as long term incentive awards for key executives but also believes that performance share awards should be made to those individuals who have a direct impact on the Company's profitability.

     Stock options are granted at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates from the date the options are granted. This design focuses executives on the creation of stockholder value over the long term and encourages equity ownership in the Company.

     The size of stock option grants is based primarily on competitive practice and is generally targeted to be at the 50th percentile of option values granted by the comparator companies. The Committee does not typically consider the amount of options previously granted and outstanding when determining the size of option grants to executive officers. The Committee's objective is to deliver a competitive award opportunity based on the dollar value of the award granted. As a result, the number of shares underlying stock option awards is dependent on the stock price on the date of grant.

     Performance shares, a form of stock award, are granted to executives under the 1994 Incentive Plan. Each grant of performance shares has a three-year performance period, which runs from July 1 of the initial year of the performance period to June 30 of the third succeeding year.

     Each performance share represents the right to receive, after the end of the performance period, from 0% to 150% of a share of Common Stock, based on the Company's performance. The performance criteria that determines the number of shares of Common Stock of the Company issued per performance share is the relative total shareholder return on the Company's Common Stock as compared to the total shareholder return on the common equity of each company in a comparator group. For this purpose, total shareholder return is expressed as a percentage equal to common stock price appreciation as averaged for the first and last month of the performance period plus dividends (on a cumulative reinvested basis). The comparator group consists of Anadarko Petroleum Corporation, Apache Corporation, Burlington Resources, Inc. (Meridian Oil), Devon Energy Corporation, Enron Oil & Gas Company, The Louisiana Land & Exploration Company, Noble Affiliates, Inc., Oryx Energy Company, Parker & Parsley Petroleum Company, Plains Petroleum Company, Santa Fe Energy Resources, Inc. and Seagull Energy Corporation. If any member of the comparator group ceases to have publicly traded common stock, it will be removed from the comparator group.

     After the end of each performance period, the Company will issue shares of Common Stock in respect of each performance share award for such period based on the relative ranking of the Company versus the comparator group for total shareholder return during the performance period using the following scale:

     COMPANY                                             PERCENT
RELATIVE PLACEMENT                                  PERFORMANCE SHARES
------------------                                  ------------------
  1 (highest).......................................        150%
  2.................................................        140%
  3.................................................        130%
  4.................................................        120%
  5.................................................        110%
  6.................................................        100%
  7.................................................         75%
  8.................................................         50%
  9.................................................         25%
 10.................................................          0%
 11.................................................          0%
 12.................................................          0%
 13 (lowest)........................................          0%

     If a participant is not an employee on the last day of the relevant performance period, no shares of Common Stock shall be issued in respect of the participant's performance share award unless otherwise determined by the Compensation Committee. Prior to the issuance of shares of Common Stock in respect of a performance share award, the participant will have no right to vote or receive dividends on such shares. Each award of performance shares may not be assigned or transferred except by will or the laws of descent and distribution. In the event the Company ceases to have publicly traded common stock as a result of a business combination or other extraordinary transaction, the performance period for each outstanding performance share award shall be terminated effective upon the date of such cessation.

     The performance share provisions are intended to constitute "qualified performance based compensation" as defined under Section 162(m) of the Code, with the effect that the deduction disallowance of Section 162(m) of the Code should not be applicable to compensation paid to covered employees under the performance share provisions. It is the Committee's intent that all long term incentive awards will qualify under Section 162(m) of the Internal Revenue Code.

     In 1994 Mr. Lollar received an option to purchase 30,000 shares of Common Stock with an exercise price of $20.44 as detailed in the table on page 10. Mr. Lollar now holds 10,000 shares of the Company's Common Stock and with the 1994 grant holds options to purchase an additional 118,000 shares. The Committee believes this equity interest provides an appropriate link to the interests of stockholders.

     Concurrent with the award of stock options, Mr. Lollar received a contingent grant of 10,000 performance shares with a three year performance period commencing July 1, 1994. The final award may range from 0% to 150% of the initial award amount based upon the Company's performance against the comparator group as discussed above.

CONCLUSION

     The Committee believes these executive compensation policies and programs serve the interests of stockholders and the Company effectively. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the stockholders' benefit.

     We will continue to monitor the effectiveness of the Company's total compensation program to meet the current needs of the Company.

                                            Compensation Committee

                                            Carl M. Mueller, Chairman
                                            Samuel W. Bodman
                                            Henry O. Boswell
                                            C. Wayne Nance
                                            William P. Vititoe

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     No member of the Compensation Committee was, during 1994, an officer or employee of the Company or any of its subsidiaries, or formerly an officer of the Company or any of its subsidiaries. During 1994, the Company had no Compensation Committee interlocks.

                             SEVERANCE ARRANGEMENTS

     John U. Clarke, Executive Vice President and Chief Financial Officer of the Company resigned from the Company effective February 1, 1995. In connection with his separation from the Company, Mr. Clarke received a lump sum cash payment of $176,250, subject to applicable FICA and withholding for federal income taxes. In addition, Mr. Clarke and the Company agreed upon a one-year nonexclusive consulting arrangement under which he is to be paid (i) monthly in advance a retainer of $8,688 and (ii) in arrears for each month the amount of $1,000 per day for each day worked, with a minimum payment per month of $6,000. The consulting arrangement, therefore, will result in a minimum total payment by the Company to Mr. Clarke of $176,256. The Company also agreed to reimburse Mr. Clarke for COBRA medical insurance premiums incurred until the termination of the consulting arrangement described above.

     Kirk O. Kuwitzky's, Vice President -- Marketing, employment with the Company was terminated effective March 9, 1995 as part of a company-wide reduction in force program. In connection with his separation, the Company has agreed to pay Mr. Kuwitzky a lump sum payment of $175,000, subject to applicable FICA and withholding for federal income taxes. The Company also agreed to continue Mr. Kuwitzky's life insurance and medical benefits for a period of nine months.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     The following graph compares the Common Stock ("COG") performance with the performance of the Standard & Poor's 500 Stock Index and the Dow Jones Secondary Oils Index for the period February 1990 (the date of the Company's initial public offering) through the end of 1994. The graph assumes that the value of the investment in the Company's Common Stock and in each index was $100 on February 8, 1990 and that all dividends were reinvested.

                              [PERFORMANCE CHART]

      Measurement Period                                         DJ Secondary
    (Fiscal Year Covered)           S&P 500           COG            Oils
           Feb 90                     100             100             100
           Dec 90                     103              93              85
           Dec 91                     133              73              84
           Dec 92                     144             107              84
           Dec 93                     158             128              94
           Dec 94                     160              89              91

           BENEFICIAL OWNERSHIP OF OVER FIVE PERCENT OF COMMON STOCK

     The following table reports beneficial ownership by holders of more than five percent of the Common Stock. All ownership information is based upon filings made by such persons with the Securities and Exchange Commission (the "Commission") except as hereafter described.

                                                                   NUMBER OF
                                                                    SHARES
                       NAME AND ADDRESS OF                      OF COMMON STOCK     PERCENT OF
                         BENEFICIAL OWNER                            OWNED            CLASS
                       -------------------                      ---------------     ----------
    Washington Energy Company.................................     2,133,000(1)         9.3%
      815 Mercer Street
      Seattle, WA 98111
    FMR Corp..................................................     1,324,828(2)         5.8%
      82 Devonshire Street
      Boston, MA 02109
    Wellington Management Company.............................     2,331,283(3)        10.2%
      75 State Street
      Boston, MA 02109
    The Prudential Insurance Company of America...............     1,760,460(4)         7.7%
      751 Broad Street
      Newark, N.J. 07102
    Vanguard/Windsor Funds, Inc...............................     1,325,000(5)         5.8%
      Post Office Box 2600
      Valley Forge, PA 19482

---------------

(1) On May 2, 1994, the Company and Washington Energy Company ("WECO") completed the transaction to merge a subsidiary of the Company and Washington Energy Resources Company ("WERCO"), a subsidiary of WECO. The Company acquired the stock of WERCO in a tax-free exchange for total consideration of approximately $168 million, subject to certain adjustments. The Company issued to WECO 2,133,000 shares of Common Stock and 1,134,000 shares of 6% Preferred Stock in exchange for the capital stock of WERCO. The 6% Preferred Stock has a stated value of $50.00 per share and is convertible into 1,972,174 shares of the Company's Common Stock at $28.75 per share. WECO is entitled to 1.739 votes for each share of 6% Preferred Stock held and vote together with the holders of the Common Stock on all matters to be voted on by the holders of the Common Stock, with certain exceptions when voting as a class is required. Assuming full conversion of the 6% Preferred Stock into shares of Common Stock, WECO will hold approximately 16% of the outstanding Common Stock of the Company. Because of the size of WECO's investment in the Company, as a part of the transaction, WECO was entitled to nominate two persons to serve on the Company's Board of Directors. Messrs. Bailey and Vititoe serve on behalf of WECO.

(2) According to Amendment No. 4 to a Schedule 13G, dated January 6, 1995, filed with the Commission by FMR Corp., a Massachusetts corporation, it has sole voting power over 128,200 of these shares and sole dispositive power over all of these shares.

(3) According to Amendment No. 5 to a Schedule 13G, dated January 24, 1995, filed with the Commission by Wellington Management Company, a Massachusetts corporation, it has shared voting power over 55,310 of these shares and shared dispositive power over all of these shares. This amount includes the shares beneficially owned by The Windsor Fund, Inc. See Note (5) below.

(4) According to an Amendment No. 1 to a Schedule 13G, dated January 31, 1995, filed with the Commission by The Prudential Insurance Company of America, a New Jersey corporation, it has shared voting and dispositive power over 899,200 of these shares.

(5) According to Amendment No. 3 to a Schedule 13G, dated February 10, 1995, filed with the Commission by Vanguard/Windsor Funds, Inc., a Maryland corporation, it has sole voting power and shared dispositive power over these shares. Wellington Management Company shares beneficial ownership over all of these shares with, and is the investment advisor to, Vanguard/ Windsor Funds, Inc.

            BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table reports, as of March 1, 1995, beneficial ownership of Common Stock by each current director of the Company, by each executive officer listed in the Summary Compensation Table and by all directors and executive officers as a group. Unless otherwise indicated, the persons below have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them. All ownership information is based upon filings made by such persons with the Commission.

                                                             NUMBER OF SHARES
                                                                OF COMMON             PERCENT
                   NAME OF BENEFICIAL OWNER                    STOCK OWNED            OF CLASS
                   ------------------------                  ----------------         --------
    Robert F. Bailey.......................................           500
    Samuel W. Bodman.......................................       149,969(1)               *
    Henry O. Boswell.......................................        14,000(2)               *
    John G.L. Cabot........................................       255,845(3)            1.12
    William R. Esler.......................................         8,500(4)               *
    William H. Knoell......................................        11,000(5)               *
    John H. Lollar.........................................        51,200(6)               *
    Carl M. Mueller........................................        14,000(7)               *
    C. Wayne Nance.........................................         7,500(8)               *
    Charles P. Siess, Jr...................................       189,949(9)               *
    William P. Vititoe.....................................           -0-
    John U. Clarke.........................................        11,600(10)              *
    H. Baird Whitehead.....................................        27,752(11)              *
    Kirk O. Kuwitzky.......................................         3,908(12)
    Curtis P. Cook.........................................        38,424(13)              *
    All directors and executive officers as a group (20
      individuals).........................................       847,586(14)            3.7

---------------

  *  Represents less than 1% of the outstanding Common Stock.

 (1) Includes 950 shares for which Mr. Bodman is the indirect owner as Trustee of the Elizabeth L. Bodman Trust, as to which Mr. Bodman disclaims beneficial ownership, and 3,334 shares purchasable upon the exercise of options within 60 days.

 (2) Includes 10,000 shares purchasable upon the exercise of options within sixty days.

 (3) Includes 1,782 shares held by Mr. Cabot's spouse and 123,859 shares held by various trusts in which Mr. Cabot serves as co-trustee, as to all of which Mr. Cabot shares voting and investment power; Mr. Cabot disclaims beneficial ownership of such shares. Also includes 3,334 shares purchasable upon the exercise of options within 60 days.

 (4) Includes 4,500 shares purchasable upon the exercise of options within sixty days.

 (5) Includes 10,000 shares purchasable upon the exercise of options within sixty days.

 (6) Includes 41,200 shares purchasable upon the exercise of options within sixty days.

 (7) Includes 10,000 shares purchasable upon the exercise of options within sixty days and 237 shares held by Mr. Mueller's spouse, as to which Mr. Mueller disclaims beneficial ownership.

 (8) Includes 7,500 shares purchasable upon the exercise of options within sixty days.

 (9) Includes 139,334 shares purchasable upon the exercise of options within sixty days.

(10) Includes 7,500 shares purchasable upon the exercise of options at February 1, 1995, the date of Mr. Clarke's resignation from the Company.

(11) Includes 1,308 shares held in the Company's Savings Investment Plan as to which Mr. Whitehead shares voting and investment power and 23,240 shares purchasable upon the exercise of options within sixty days.

(12) Includes 157.71 shares held in the Company's Savings Investment Plan as to which Mr. Kuwitzky shares voting and investment power and 3,750 shares purchasable upon the exercise of options within sixty days.

(13) Includes 45 shares held in the Company's Savings Investment Plan as to which Mr. Cook shares voting and investment power and 25,840 shares purchasable upon the exercise of options within sixty days.

(14) Includes 5,200 shares held in the Company's Savings Investment Plan as to which the executive officers share voting and investment power and 359,352 shares purchasable by the executive officers and directors upon the exercise of options within sixty days. See also Notes 1-13 above.

                          FUTURE STOCKHOLDER PROPOSALS

     Any stockholder proposal intended for inclusion in the proxy statement for the 1996 Annual Meeting of Stockholders of the Company should be sent to Ms. Molly S. Williams, Secretary, Cabot Oil & Gas Corporation, 15375 Memorial Drive, Houston, Texas 77079 and must be received by December 2, 1995.

                            SOLICITATION OF PROXIES

     The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, officers, employees or agents of the Company may solicit proxies personally, by telephone and by telegraph. The Company may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. Morrow & Co., Inc. has been retained to assist the Company in the solicitation of proxies at a fee to the Company estimated not to exceed $6,500.

                                 MISCELLANEOUS

     The Company's management does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Meeting, the persons named in the enclosed proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                     /s/  MOLLY S. WILLIAMS
                                          MOLLY S. WILLIAMS
                                          Secretary

March 31, 1995

                                                                       EXHIBIT A

                          CABOT OIL & GAS CORPORATION
                          INCENTIVE STOCK OPTION PLAN

                                FIRST AMENDMENT

     Cabot Oil & Gas Corporation (the "Company") has previously established the Cabot Oil & Gas Corporation Incentive Stock Option Plan (the "Plan") which was approved by the Company's Board of Directors on January 15, 1990 and approved by its stockholders on January 29, 1990. Subject to stockholder approval, the Board of Directors of the Company hereby amends Section 7 Termination of Employment of the Plan effective as of March 1, 1995, as follows:

      (i) Paragraphs (a) and (b) of Section 7 are deleted in their entirety and are replaced by the following:

          "(a) Upon the termination of employment by a Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the agreement evidencing such Award. In the event of such termination, the Committee may, in its discretion provide for the extension of the exercisability of an Award, accelerate the vesting of exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restrictions of the Plan or an Award or modify the Award in any manner that is either (i) not adverse to such Participant or (ii) consented to by such Participant."

     (ii) The heading of paragraph "(c)" of Section 7 is hereby amended to read "(b)".

     IN WITNESS WHEREOF, the Company has executed this First Amendment by its duly authorized representative the 23rd day of February, 1995 to be effective as of March 1, 1995, subject to the approval of the Company's stockholders.

                                          CABOT OIL & GAS CORPORATION

                      [CABOT OIL & GAS CORPORATION LOGO]

                             CABOT OIL & GAS CORPORATION
                       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                     MAY 18, 1995
  P
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  R
                The undersigned acknowledges receipt of the Notice of Annual
  O Meeting of Stockholders and the Proxy Statement, each dated March 31, 1995, and appoints Lisa A. Machesney and Molly S. Williams, or either of
  X them, for the undersigned, with power of substitution, to vote of the undersigned's shares of common stock of Cabot Oil & Gas Corporation
  Y at the Annual Meeting of Stockholders to be held at the Ritz-Carlton Hotel in Houston, Texas at 10:00 a.m., on May 18, 1995, and at any adjournments or postponements thereof.


  |             THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
  |    THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL
  |    BE VOTED FOR ITEMS 1, 2 AND 3 AND WILL GRANT DISCRETIONARY AUTHORITY
  |    PURSUANT TO ITEM 4.

               THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.
                                                              * * * * * * * *
                 CONTINUE AND TO BE SIGNED ON REVERSE SIDE    * SEE REVERSE *
                                                              *     SIDE    *
                                                              * * * * * * * *


/X/ Please mark
    votes as in
    this example

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITMES 1, 2 AND 3.

1.  ELECTION OF DIRECTORS (check one box only):

    Nominees: Robert F. Bailey, John G.L. Cabot, William H. Knoell, and
              C. Wayne Nance

              / / FOR           / / WITHHELD

    For, except vote withheld from the following nominee(s)

    / /
    _____________________________________________________

2.  Adoption of an Amendment to the Incentive Stock Option Plan.

    / / FOR            / / AGAINST            / / ABSTAIN

3. Ratification of the appointment of Coopers & Lybrand LLP as the Company's independent certified public accountants.

    / / FOR            / / AGAINST            / / ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.


                                                          MARK HERE   / /
                                                          FOR ADDRESS
                                                          CHANGE AND
                                                          NOTE AT LEFT

Please date this proxy and sign your same exactly as it appears herein, in the case of one or more joint owners, each joint owner should sign. If signing as executor, trustee, guardian, attorney, or in any other representative capacity or as an officer of a corporation, please indicate your full title as such.

Signature: ______________________________________ Date _______________________

Signature: ______________________________________ Date _______________________